UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2020

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

NEW YORK	1-16497	13-2595932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 FROM ROAD, SUITE 375 PARAMUS, NEW JERSEY 07652-3556
(Address of principal executive offices) (Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 20, 2020, Calvin Klein, Inc. (“CKI”), on the one hand, and Movado Group, Inc. and its Hong Kong subsidiary Swissam Products Limited (together, the “Company”), on the other hand, entered into a trademark license agreement dated as of August 19, 2020 (the “Agreement”).

Under the Agreement, CKI grants the Company a worldwide right and license to use the trademarks CALVIN KLEIN and CK/CALVIN KLEIN (the “Trademarks”) in connection with the development, manufacture, distribution, advertising, promotion and sale of watches and jewelry (the “Products”) commencing January 1, 2022. CKI also agrees not to grant third parties the right to manufacture the Products under the Trademarks or any derivative thereof, subject to limited exceptions, including certain exceptions for a “collection tier” of high-end jewelry products. The Agreement also generally prohibits the Company from licensing the right to manufacture and sell Products under certain specified fashion brands that are competitive with the Trademarks.

The term of the Agreement continues until December 31, 2026 and may be renewed by the Company for an additional five years, subject to certain conditions, including the achievement of specified minimum net sales of licensed Products during the twelve-month period ending June 30, 2025. The Agreement provides for early termination for industry-standard causes, including termination by CKI for the Company’s material breach, as well as in the event of certain changes in control of the Company or the Company’s failure to adhere to certain financial maintenance covenants.

The Company must obtain CKI’s approval of Product designs, packaging and related material as well as advertising and promotional material. The Company will be responsible for the promotion and worldwide distribution and sale of the Products through resellers approved by CKI. The Company is also obligated to make or cause to be made minimum annual expenditures for the advertising and promotion of the Products.

The Company is required to make quarterly royalty payments beginning in the first quarter of calendar 2022 based on a specified percentage of Product net sales, but in no event less than guaranteed minimum royalties applicable to 2023 and subsequent calendar years. The Agreement also establishes the pricing framework for sales of licensed Products by the Company to CKI and its affiliates for resale by those entities via dedicated CALVIN KLEIN ecommerce sites and mono-brand stores, over which CKI reserves exclusive rights.

The Company intends to file the Agreement as an exhibit to its quarterly report on Form 10-Q for the fiscal quarter ending October 31, 2020 and will seek confidential treatment of certain terms in the Agreement at such time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2020

MOVADO GROUP, INC.

By:	/s/ Mitchell C. Sussis
Name:	Mitchell C. Sussis
Title:	Senior Vice President, General Counsel and Secretary